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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITOR

     We consent to the incorporation by reference in the Registration Statement of Envirotest Systems Corp. and Subsidiaries on Form S-8 (File No. 33-81558) of our reports dated December 5, 1997, on our audits of the consolidated financial statements and financial statement schedule of Envirotest Systems Corp. and Subsidiaries as of September 30, 1997, 1996 and 1995, and for the years ended September 30, 1997, 1996 and 1995, which reports are included in this Annual Report on Form 10-K.

                                             /s/ COOPERS & LYBRAND L.L.P.
                                          --------------------------------------
                                                 Coopers & Lybrand L.L.P.

San Jose, California
December 29, 1997